Exhibit 10.15

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) is entered into as of the 28 day of January, 2013, by and between AIR METHODS CORPORATION, a Delaware corporation (“Sublandlord”), successor by merger to OMNIFLIGHT HELICOPTERS, INC., a Texas corporation and COPSYNC, INC., a Delaware corporation (“Subtenant").

W I T N E S S E T H :

WHEREAS, Addison Tower Investment Company LLC, as landlord/lessor (11Landlord"), as successor in interest to Urdang/Griffin-Addison, L.P., as the original landlord, and Sublandlord, as tenant/lessee, are parties to an Office Lease dated May-20, 2005 (the "Original Lease''), as amended by Amendment No. 1 dated August _, 2008 (the "First Amendment"), Amendment No. 2 dated October, 2008 (the "Second Amendment") and Amendment No. 3 dated October 3, 2009 (the "Third Amendment') a copy of which lease and amendments is set forth on Exhibit “A" attached hereto and incorporated herein by reference for all purposes (as amended, the "Lease”), pursuant to which Landlord leases to Sublandlord certain improved premises known and designated as Suite 250, 400, 425 and a portion of the third floor (the "Premises"), 16415 Addison Road, Addison, Texas 75001, as more fully set forth in the Lease; and

WHEREAS, Sublandlord desires to sublet to Subtenant a portion of the Premises (the
“Subleased Premises"), comprising approximately 7,053 net rentable square feet of the space contained in the Premises, as such Subleased Premises are further described and outlined on Exhibit “B”, attached hereto and incorporated herein by reference for all purposes;

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.           Sublease.  Sublandlord hereby rents and sublets the Subleased Premises to Subtenant, to have and to hold the same unto Subtenant, its successors and assigns from the date hereof for the term of this Sublease, subject to the terms and provisions hereof. Subtenant shall hold the Subleased Premises pursuant and subject to the terms, conditions, covenants and agreements contained in the Lease. Subtenant hereby expressly assumes and agrees to keep, observe, perform and be bound by all of the conditions, covenants, and agreements on the part of Sublandlord to be kept, observed and performed pursuant to the Lease. Except as otherwise provided herein, all of the terms and provisions of the Lease which are applicable to or binding upon Sublandlord, as tenant/lessee thereunder, shall also be applicable to or binding upon Subtenant in the same manner as if such terms and provisions had been set forth in full herein. All provisions of the Lease which inure to the benefit of the Landlord therein, shall inure to the benefit of and be enforceable by Sublandlord herein as against Subtenant. Sublandlord shall not be required to perform any obligations of Landlord under the Lease. Sublandlord shall not be in default hereunder and shall have no liability to Subtenant in connection with any default by Landlord under the Lease. Subtenant hereby acknowledges and agrees that the only services or other rights that Subtenant is entitled to under this Sublease are those to which Sublandlord is

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entitled under the Lease. All terms having their initial letters capitalized and not defined herein shall have the meanings set forth in the Lease. If any conflict exists between this Sublease and the Lease, the Lease shall govern and control. Notwithstanding any provision contained in the Lease to the contrary, the following shall apply with respect to the Subleased Premises:

(a)           Term: The term (the "Term") of this Sublease shall commence on the later to occur of the date on which the Landlord Consent (hereinafter defined) is executed and delivered by Landlord to Sublandlord or February 28, 2013 (the ,Commencement Date") and shall expire August 31, 2015, unless earlier terminated by operation of law, the terms of the Lease or this Sublease. The Term of this Sublease shall not be extended by, nor shall Subtenant be entitled to the benefit of, any extension or renewal of the Lease pursuant to the terms thereof.

(b)           Rent: Subtenant shall pay to Sublandlord as base rent under this Sublease the sum of $7,208.00 per month from 4/1/2013-3/30/2014. The rent from 4/1/2014 through the balance of the term shall be $7501.87. Subtenant shall pay to SubJandlord on the date of execution hereof a payment of base rent in the amount of $7173.00, representing the base rent for April, 2013. Subtenant shall pay all such amounts to Sublandlord on a monthly basis in advance of the first day of each month, which amounts shall be prorated in the event of a partial month. Notwithstanding, rent for 3/1/13 - 3/30/13 shall be abated.

(c)           Security Deposit: $7,208.00

(e)           Parking: Subtenant shall be entitled to use twenty eight (28) of the unreserved parking spaces in the Building's structured garage at no charge that Sublandlord is entitled to use pursuant to the terms of the Lease. Sublandlord shall be entitled to designate the location of any such parking spaces.

(f)           Signage: Subject to receipt of approval from Landlord, Subtenant, at Subtenant's sole cost and expense, shall be entitled to install non exclusive building standard signage at suite entry.

(g)           Provisions Excluded: The following provisions of the Lease shall not apply to and are hereby specifically excluded from the operation of this Sublease:

Original Lease:            Section 3.A., the first sentence of Section 3.B., Sections 4.B., 4.C., 4.D., 4.E., 4.F., 4.G., 4.H, Exhibit D, Exhibit F and Exhibit G

First Amendment:       Sections 6, 7, 8, 9 and Exhibit C

Second Amendment:  Sections 4, 5, 6, 7and Exhibit C

Third Amendment:     Sections 5, 6, 8, 9, 10, 11 and Exhibit B

2.           Possession of Subleased Premises.  SUBTENANT ACKNOWLEDGES AND AGREES THAT SUBTENANT HAS INSPECTED THE SUBLEASED PREMISES, THAT

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SUBLANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE SUBLEASED PREMISES OR ANY INFORMATION DELIVERED BY SUBLANDLORD TO SUBTENANT IN CONNECTION WITH THE SUBLEASED PREMISES AND THAT SUBLANDLORD SHALLNOT BE REQUIRED TO MAKE ANY REPAIRS, ALTERATIONS, ADDITIONS OR IMPROVEMENTS IN OR TO THE SUBLEASED PREMISES, EVEN IF THE SUBLEASED PREMISES DO NOT CURRENTLY COMPLY WITH THE PROVISIONS OF THE LEASE.  SUBTENANT IS LEASING AND ACCEPTS THE SUBLEASED PREMISES "AS IS” WITH ALL FAULTS AND DEFECTS, KNOWN OR UNKNOWN, LATENTOR PATENT, WITHOUTANY REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, HABITABILITY, MERCHANTABILITY, SUITABILITY OR QUALITY, AND IN SOLE RELIANCE ON SUBTENANT'S OWN INDEPENDENT INSPECTION, INQUIRY AND/OR INVESTIGATION. SPECIFICALLY, SUBLANDLORD IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED WITH RESPECT TO THE SUBLEASED PREMISES.   Notwithstanding, SUBLANDLORD will be obligated to perform the construction "Work" described in Exhibit B at SUBLANDLORD’s sole expense prior to the Commencement Date.

3.           Rent.  Subtenant agrees to pay during the Sublease Term to Sublandlord, without any demand, setoff or deduction whatsoever, the Base Rental, additional rental and all such other sums of money as shall become due under this Sublease or any exhibits or addenda to this Sublease, all of which are sometimes herein collectively called "rent", for the nonpayment of which  Sublandlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. The obligation of Subtenant to pay rent is an independent covenant and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Sublandlord or not, shall release Subtenant from the obligation to pay rent hereunder. Subtenant shall pay the monthly installment of Base Rental and any additional rent attributable to the first month of the Term to Sublandlord simultaneously with Subtenant’s execution of this Sublease, prorated based on the number of days in the first calendar month.

4.           Security Deposit.  Subtenant shall deposit the Security Deposit with Sublandlord upon execution of this Sublease.  The Security Deposit shall be held by Sublandlord without liability for interest and as security for the performance by Subtenant of Subtenant’s covenants and obligations under this Sublease. The Security Deposit shall not be considered an advance payment of rental or a measure of Sublandlord's damages in case of default by Subtenant. Sublandlord may commingle the Security Deposit with Sublandlord's other funds.  Sublandlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Subtenant hereunder, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of any default by Subtenant. Following any such application of the Security Deposit, Subtenant shall pay to Sublandlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  If Subtenant is not in default beyond any applicable cure period at the termination of the Sublease, and has complied with all of the provisions of this Sublease to be performed by Subtenant, including surrender of the Subleased Premises in accordance with the provisions hereof, the balance of the Security

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Deposit remaining after such termination shall be returned by Sublandlord to Subtenant within thirty (30) days from the Lease Expiration date on August 31, 2015. Subtenant will not assign or encumber Subtenant's interest in the Security Deposit, and neither Sublandlord nor Sublandlord's  successors  or assigns  will  be  bound  by  any  such attempted  assignment  or encumbrance of the Security Deposit.  In the event of a sale of the Subleased Premises, or a leasing of the Building of which the Subleased Premises form a part, or a transfer by Sublandlord of its interests under this Sublease, Sublandlord shall have the right to transfer the Security Deposit to the purchaser or owner of this Sublease, in which event, Sublandlord shall thereupon be released from all liability for the return of the Security Deposit to Subtenant and Subtenant agrees to look solely to the new purchaser or owner for the return of the Security Deposit so long as the aforementioned purchaser or owner accepts this obligation in writing. As security for the performance of its obligations under this Sublease, Subtenant hereby grants a security interest to Sublandlord in the Security Deposit in accordance with the provisions of the Uniform Commercial Code as in effect in the State of Texas, and agrees that Sublandlord shall be entitled to exercise all remedies available to a secured party thereunder with respect to the Security Deposit.

5.           Use.  Subtenant shall use the Subleased Premises only for the uses and purposes permitted under the Lease and for no other use or purpose.  Subtenant shall not do or suffer anything to be done upon the Subleased Premises which shall cause an injury to the Subleased Premises, or violate any zoning, building, health, safety or other  code or ordinance  of  any federal, state or local unit of government which has jurisdiction  over the Subleased Premises and Subtenant, at  its  sole expense, shall comply with, and shall use and occupy the Subleased Premises in compliance with, (i) all laws applicable  to the Subleased Premises, including, without limitation, the Americans With Disabilities Act, and all orders, judgments, ordinances, regulations, codes, directives, permits and licenses, now or hereafter applicable to the Subleased Premises (collectively, "Legal Requirements"); (ii) all easements, covenants and restrictions now or hereafter applicable to  the Subleased Premises; and  (iii)  the terms of the Lease (with subparagraphs  (i), (ii) and (iii) collectively called "Applicable Laws"). The Subleased Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time.  Subtenant shall, at its expense, make any alterations  or modifications, within the Subleased Premises that are required by Legal Requirements, subject to the  requirement of obtaining Sublandlord's  prior written approval and consent to same.  Subtenant shall hold Sublandlord harmless against any and all costs, expenses, losses or damages incurred, suffered, or imposed on Sublandlord as a result of any use of the Subleased Premises by Subtenant in violation of any such laws or the terms of the Lease. Notwithstanding, Sublandlord represents that the installation of the new entrance to the  Premises pursuant  to Exhibit B shall comply with Texas Accessibility  Standards  and the ADA as it pertains to the width of the entrance but will not include automatic openers or electronic locking mechanisms. Sublandlord warrants that all improvements or alterations to the Premises performed by Sublandlord comply with all applicable Texas Accessibility Standards and the ADA.

6.           Maintenance.  Subtenant shall maintain and keep the Subleased Premises in good repair and in a clean and orderly condition and shall perform all obligations of Sublandlord under the Lease related to the maintenance, repair and replacement of the Subleased Premises.

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7.           Taxes.  Subtenant shall pay to the applicable taxing authorities prior to delinquencies all taxes of any kind whatsoever becoming due with respect to the following (the "Sublease Taxes"): (a) Subtenant's personal property located in or about the Subleased Premises,
(b) any Rent payable by Subtenant to Sublandlord with respect to the Subleased Premises, or (c) Subtenant's use or occupancy of the Subleased Premises.  If any such Sublease Taxes are levied or assessed against Sublandlord or Sublandlord's property, and if Sublandlord elects to pay same, or if the assessed value of the Sublandlord's property is increased by inclusion of any Sublease Taxes, and Sublandlord elects to pay the Sublease Taxes based upon such increase,
Subtenant shall pay such Sublease Taxes to Sublandlord within thirty (30) days. At Sublandlord's option, Subtenant shall pay the amount of Sublease Taxes to Sublandlord in lump sums within thirty (30) days after demand from Sublandlord or in monthly installments of the annual amount estimated by Sublandlord at the same time that monthly Rent is payable. If the total of Subtenant's monthly installments is less than the annual amount actually paid to Sublandlord, Subtenant shall pay the difference to Sublandlord within thirty (30) days after demand. If the total of Subtenant's monthly payments is greater than the annual amount actually paid to Sublandlord, then Sublandlord may apply such excess to the Rent next becoming due; provided, however, that any such excess at the end of the Term shall be paid to Subtenant after all amounts due Sublandlord have been paid in full.

8.           Utilities.

(a)    Sublandlord is not required to install meters or sub meters for same.

(b)    Subtenant will pay for all telephone and data charges incurred by Subtenant. All charges for heat, gas, electricity, water, sewer, and other utilities or assessments (collectively, "Utilities''), whether or not they are separately metered, shall be paid by Sublandlord. It is the intent of the Parties that all Utilities (other than telephone and data charges) will be included in the Base Rent paid by Subtenant to Sublandlord.

9.           Insurance. Subtenant will insure the Subleased Premises to the same extent that, and will procure and maintain such other insurance in connection therewith as, Sublandlord is required to maintain under the Lease, and will comply with the insurance requirements set forth in the Lease which are applicable to Sublandlord. It is agreed that any and all insurance required to be maintained by Subtenant pursuant to the terms of the Lease (as incorporated herein and assumed by Subtenant hereunder) must: (i) name Landlord and Sublandlord, and each leasehold mortgagee holding a leasehold mortgage on this Sublease or the Subleased Premises or any part thereof: as additional loss payees with respect to all insurance; (ii) contain waivers of subrogation applicable to each Sublandlord, each aforesaid mortgagee and Landlord; (iii) include a standard mortgage clause in favor of each aforesaid mortgagee; (iv) name Sublandlord, each aforesaid mortgagee, and Landlord as additional insureds with respect to with respect to liability insurance; and (v) require at least thirty (30) days' advance written notice to Sublandlord, Landlord, and any applicable mortgagee prior to the cancellation or modification of any such insurance. All insurance policies required to be maintained by Subtenant hereunder must be written by insurance companies reasonably satisfactory to Sublandlord and Landlord. True, correct and complete copies of all such insurance policies (or certificates thereof in form and content reasonable satisfactory to Sublandlord and Landlord hereunder have been obtained and paid form, must be provided to Sublandlord, Landlord and any applicable mortgagees concurrently with the execution of this Sublease and thereafter at least thirty (30) days prior to

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the expiration date of any then-existing policies.   Any proceeds received under such insurance shall be applied as provided in the Lease.

10.          Assignment and Subletting.  Subtenant shall not assign or sublease all or a portion of the Subleased Premises to any other party without obtaining the prior written consent of Sublandlord which consent .shall not be unreasonably withheld, conditioned or delayed. In the event that Subtenant attempts or purports to assign or sublease all or a part of the Subleased Premises to, or allow occupancy of any portion of the Subleased Premises by, any other party in violation of the terms of this section, such action shall constitute a default under the terms of this Sublease, entitling Sublandlord to exercise all remedies provided at law, in equity or under the Lease. Notwithstanding any assignment or subletting, Subtenant shall not be relieved of its obligations hereunder and a consent to one assignment or subletting shall not constitute a further waiver of the provisions of this Section.

11.          Waiver of Subrogation.  Notwithstanding anything in this Sublease to the contrary, Sublandlord and Subtenant each waive any and all rights to recover against the other, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party for any loss or damage to  such waiving party arising from any cause covered by any insurance required to be carried by the waiving party pursuant to the terms of this Sublease or any other insurance actually carried by such party,  EVEN  IF DUE  TO THE NEGLIGENCE  OF THE OTHER PARTY.  Sublandlord and Subtenant, from time to time, will cause the respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the Subleased Premises or the contents of the Premises or the Subleased Premises. Subtenant agrees to cause all other occupants of the Subleased Premises claiming by, under or thorough Subtenant to execute and deliver to Sublandlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

12.          Exculpation.  Subtenant hereby acknowledges and agrees that Sublandlord is not responsible for any repairs to the Subleased Premises, nor will Sublandlord, nor any of Sublandlord's partners, officers, directors, shareholders, agents, employees or representatives, be liable for any of the following: (a) any of the Landlord's obligations under the Lease; (b) any interruption in utilities or services to the Subleased Premises; (c) any loss of or damage to any property of Subtenant or of Subtenant's employees, agents, customers, guests or invitees (whether by theft or otherwise); (d) the failure of Landlord to perform any obligation of Landlord under the Lease; or (e) any damage or disturbance caused by others, EVEN IF DUE TO THE NEGLIGENCE OF SUBLANDLORD. Neither Sublandlord nor any of Sublandlord's partner's, officers, directors, shareholders, employees, agents or representatives has any personal liability under this Sublease.  The liability of Sublandlord for any default by Sublandlord under the terms of this Sublease will be  limited to Subtenant's actual direct, but not consequential, damages therefor and shall be recoverable solely from the equity interest of Sublandlord  in and to the Subleased Premises in, to and under the Lease.

13.          Indemnity.  Notwithstanding any provision of the Sublease to the contrary, Landlord and Sublandlord shall not be liable to Subtenant, or any of its agents, employees, servants, or invitees for any damage to persons or property due to the condition, design, or any defect in the building or its mechanical systems that may exist or subsequently occur. Subtenant, with respect to itself or its agents, employees, servants, and invitees, expressly assumes all risk

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and damages to persons and property, either proximate or remote, by reason of the present or further condition of the Subleased Premises or the Leased Premises.  Subtenant agrees that it will indemnify, defend and hold Landlord and Sublandlord harmless from and against: (a) all suits, claims and actions of every kind by reason of any breach, violation, or non-performance of any term or condition on the part of the Subtenant under  this  Sublease;  (b) all claims, actions, damages, liabilities and expenses asserted against the Landlord and/or Sublandlord by any person or entity in connection with any services provided or work performed by Subtenant from the Subleased Premises; and (c) any and all losses, claims, demands, actions, suits,  damages (including, without limitation,  punitive  damages), expenses, and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) asserted against the Landlord and Sublandlord on account of injuries to person or damage to property to the extent that any such damage or injury may be caused, either approximately  or remotely, by any act or omission, whether  negligent  or not,  of Subtenant or any of its agents, servants, employees,  contractors, patrons, or invitees (while such invitees are on the Leased Premises  or Subleased Premises)  or any other person entering upon the Leased  Premises or Subleased  Premises under  or with the expressed  or implied invitation  of Subtenant, or if any such  injury or damage made any other way arise from or out of the occupancy or use of Subtenant, its agents, employees and invitees or the Subleased Premises, EVEN IF DUE TO THE NEGLIGENCE OF THE INDEMNIFIED PARTY.
14.          Alterations.  Subtenant shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublandlord and Landlord. All alterations now or hereafter proposed to be made by Subtenant shall be made in accordance with and shall be subject to the provisions of the Lease.

15.          Environmental  Requirements.

(a)    Except for Hazardous Materials contained in products used by Subtenant in de minimis quantities for ordinary cleaning and office purposes in compliance with Environmental Requirements ("Permitted Materials", Subtenant shall not permit or cause any party to bring any Hazardous Materials upon the Subleased Premises or the Leased Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Subleased Premises or the Leased Premises without Sublandlord's prior written consent. Subtenant, at its sole cost and expense, shall operate its business in the Subleased Premises and the Leased Premises in strict compliance with all Environmental Requirements, and shall remediate in a manner satisfactory to Sublandlord any Hazardous Materials released on, under, to or from the Subleased Premises or the Leased Premises by Subtenant, its agents, employees, contractors, subtenants or invitees. Subtenant shall complete, certify to and return to Landlord within twenty (20) days following receipt thereof such disclosure statements as may requested by Sublandlord from time to time relating to Subtenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Subleased Premises and/or the Leased Premises. Subtenant has no right to use any Hazardous Materials other than the Permitted Materials .The term "EnvironmentalRequirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety or environmental conditions on, under, or about the Subleased Premises and the 'Leased Premises or the environment, including without limitation, the following:  the Comprehensive

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Environmental Response, Compensation and Liability Act; the Resource and Conservation Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Material(s)" means and includes [a] any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental  Requirements; [b] asbestos; [c] petroleum, including crude oil or any fraction thereof; and [d] natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined  in Environmental Requirements, Subtenant is and shall be deemed to be the "operator" of Subtenant's "facility" and the •owner" of all Hazardous Materials brought on the Subleased Premises and/or the Leased Premises by Subtenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting or produced therefrom.

(b)    Subtenant shall indemnify, defend, and hold  Sublandlord  and  Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Subleased Premises and/or the Leased Premises  and  loss of rental  income from the Subleased Premises and/or the Leased Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation removal or management of any asbestos brought into the Subleased Premises and /or the Leased Premises or disturbed in breach of the requirements of this Paragraph, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Sublandlord or Landlord as a result  of any release of Hazardous Materials in, on or about the Subleased Premises and/or the Leased Premises or any breach of the requirements under  this Paragraph by Subtenant, its agents, employees,  contractors,  subtenants,  assignees  or invitees, regardless of whether Subtenant had knowledge of such noncompliance . The obligations of Subtenant under this Paragraph shall survive any termination of this Sublease. Notwithstanding, Subtenant will not be responsible for any Hazardous Material that is present in the Premises on the Commencement Date.

(c)    Sublandlord shall have access to, and a right to perform inspections and tests o:t: the Subleased Premises and/or the Leased Premises to determine Subtenant's compliance with Environmental Requirements, its obligations under this Paragraph, or the environmental condition of the Subleased Premises and/or the Leased Premises. Such inspections and tests shall be conducted at Sublandlord's expense, unless such inspections or tests reveal that Subtenant bas not complied with any Environmental Requirement, in which case Subtenant shall immediately reimburse Sublandlord for the reasonable cost of such inspection and tests. Sublandlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Sublandlord holds against Subtenant.

16.          Default.  The occurrence of any of the following events as a result of Subtenant's acts or omissions shall constitute an event of default by Subtenant:

(a)    failure to pay any installment of rent or any other payments due hereunder as and when the same shall become due and payable;

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(b)    breach of any term, condition or covenant of this Sublease;

(c)    breach of any term, condition or covenant of the Lease imposed therein on Sublandlord and imposed under this Sublease on Subtenant;

(d)    the occurrence of any event of default specified in the Lease.

17.          Remedies.

(a)    Upon the occurrence of any event of default by Subtenant, Sublandlord shall have the right, without any notice or demand whatsoever, to (i) terminate this Sublease by giving Subtenant notice of Sublandlord's election to do so, in which event, the term of this Sublease shall end and all of Subtenant"s rights and interests shall expire on the date stated in such notice; (ii) terminate Subtenant's right of possession of the Subleased Premises without terminating this Sublease by giving notice to Subtenant that Subtenant's right of possession shall end on the date specified in such notice; (iii) pursue any other remedy available to Sublandlord at law, in equity, or otherwise; or (iv) pursue any remedies available to Landlord upon a default by "Tenant" under the Lease. All Sublandlord remedies shall be cumulative and not exclusive.

(b)    In the event that Sublandlord terminates the Lease, Sublandlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination, plus (ii) the cost of recovering possession of the Subleased Premises, (iii) the cost of reletting the Subleased Premises, or portions thereof (including, without limitation, legal fees  and brokerage commissions), and (iv) the cost of any repairs required to return the Premises to the condition it was in at the point of time the Subtenant originally took possession, accounting for reasonable wear and tear while occupied by Subtenant. [Items (ii) through (iv) in this paragraph are defined as the "Recovery Costs"]. In addition, Sublandlord shall be entitled to recover a sum equal to the remaining unpaid Base Rent for the months remaining in the applicable Term offset by any rents received by the Sublandlord by any new Subtenant taking possession of the Premises during the applicable Term and disregarding any remaining Sublease term extension option(s) in this Sublease.

(c)    In the event Sublandlord proceeds pursuant to subparagraph (a)(ii) above, Sublandlord shall be entitled to recover (i) the sum of all Rents and other indebtedness accrued to the date of such termination of Subtenant's possession, plus (ii) the Recovery Costs.  Sublandlord may, but shall not be obligated to (except as may be required by law) relet the Subleased Premises, or any part thereof for the accoWlt of Subtenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Sublandlord.  For  purposes  of such reletting, Sublandlord is authorized to incur reasonable costs to repair or alter the Premises to return it to the condition it was in at the point of time the Subtenant originally took possession, accounting for reasonable wear and tear while occupied by Subtenant.  If the Subleased Premises are relet and the consideration realized therefrom after payment of all Sublandlord's reletting expenses is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Subtenant shall pay Sublandlord upon demand any such deficiency monthly  (''Rental  Deficiency"). If such consideration is greater than the amount

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necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Sublandlord and shall in no event be payable to Subtenant. Subtenant agrees that Sublandlord may file suit to recover any sums due to Sublandlord hereunder from time to time and that such suit or recovery of any amount due Sublandlord hereunder shall not be any defense to any subsequent action brought for any amount not therefore reduced to judgment  in favor of Sublandlord . Notwithstanding any such reletting without termination, Sublandlord may at any time thereafter elect to terminate this Sublease for such previous event of default by Subtenant. In the alternative, Sublandlord may at any time thereafter elect to terminate Subtenant’s right to occupy the Subleased Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the remaining unpaid Base Rent for the applicable Term, disregarding any remaining Sublease term extension option(s), plus any Recovery Costs.

(d)    In the event Subtenant fails to pay any installment of rent or any other monetary obligation contained herein or in the Lease as and when such installment is due, Subtenant shall pay to Sublandlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such late charge within five (5) days after written demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Sublandlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limited Sublandlord's remedies in any manner.

(e)    Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such event of default. If, on account of any breach or default by Subtenant in its obligations under the terms and conditions of this Sublease, it shall become necessary or appropriate for the Sublandlord to employ or consult with an attorney concerning or to enforce or defend any of the Sublandlord's rights or remedies hereunder, Subtenant agrees to pay any reasonable attorney's fees incurred by the Sublandlord.

18.          Return of Subleased Premises.  At the end of the Term covered by this Sublease, or upon such earlier termination of this Sublease as provided herein, or upon termination of the Lease, in which event this Sublease shall automatically be terminated, Subtenant shall (i) surrender the Subleased Premises to Sublandlord in broom clean condition, in good repair and in the condition required by the Lease, (ii) deliver all keys to the Subleased  Premises to Sublandlord, (iii) remove all of Subtenane s trade fixtures and other personal property from the Subleased Premises and repair all damage caused by such  removal.  Any equipment, trade fixtures, or other property of Subtenant left in the Subleased Premises after the end of the Sublease shall be deemed abandoned, and may be retained or disposed of by Sublandlord, without notice to Subtenant, in any manner that Sublandlord deems appropriate, at Subtenant's sole cost and expense.

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19.          Holding Over.

a.            Should Subtenant, or any of its permitted successors in interest, hold over the Subleased Premises, or any part thereof, after the expiration of the Term of this Sublease, unless otherwise agreed in writing by Sublandlord, such holding over shall constitute and be construed as creating a tenancy at sufferance only, subject to all of the terms and provisions of this Sublease, except that the Rent payable monthly by Subtenant hereunder shall be an equal to the greater of: (a) the total Rent payable by Subtenant for the last month of the Term hereof, plus fifty percent (50%) of such amount; or (b) the total Rent payable monthly by Sublandlord to Landlord pursuant to the Lease as a result of Subtenant's failure to vacate  the  Subleased Premises prior to or on the date of termination of the this Sublease. Subtenant agrees to indemnify Sublandlord in the event that it's holding over causes any cost, expense, liability, or damage to Sublandlord. The inclusion of this paragraph shall not be construed as Sublandlord's permission for Subtenant to hold over.

20.          Subordination.  This Sublease shall be subject and subordinate to any mortgage of any type whatsoever on the Subleased Premises given to secure a loan made to Landlord, and to any renewals, replacements, extensions, or consolidations of such loan. Subtenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Subtenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder.  Subtenant hereby appoints Sublandlord attorney in fact for Subtenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Subtenant and to cause any such instrument to  be recorded.  Sublandlord shall not be required to execute or deliver any nondisturbance agreement in connection with this Sublease.

21.          Notices.  Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing, or delivery of any notice or the making of any payment by Sublandlord to Subtenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Subtenant to Sublandlord shall be deemed to be complied with when and if the following steps are taken:

(a)    All Rent and other payments required to be made by Subtenant to Sublandlord hereunder shall be payable to Sublandlord at the address herein below set forth or at such other address as Sublandlord may specify from time to time by written notice delivered in accordance herewith.

(b)    All payments required to be made by Sublandlord to Subtenant hereunder shall be payable to Subtenant at the address herein below set forth, or at such other address as Subtenant may specify from time to time by written notice delivered in accordance herewith.

(c)    Any notice, demand, consent, approval or other communication or document to be provided hereunder to a party hereto, shall be in writing and shall be deemed to have been provided after being sent by certified or registered mail, return receipt requested, in the United States mail or by personal delivery or commercial

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courier, against receipt.   Any and all notices or other communications to Sublandlord and Subtenant shall be given as follows:

If to Sublandlord:     Air Methods Corporation
Corporate Headquarters
7211 S. Peoria St.
Denver/Centennial Airport
Englewood, CO 80112
Attn:

If to Subtenant:        Copsync, Inc.
16415 Addison Road #350
Addison, TX 75001
Attention: Chief Financial Officer

Either party may change the address for notices by notice in writing given to the other party in the manner hereinabove described.

(b)    Each party hereto shall promptly give the other party a copy of each notice received from, or sent to, the Landlord and relating to the Subleased Premises.

22.           Real Estate Broker. Except for Jackson & Cooksey, Inc., a Texas corporation and Jones Lang LaSalle Brokerage Inc. ("Brokers"), whose commissions shall be paid pursuant to a separate agreement with Sublandlord, the parties represent and warrant to each other that no brokers or agents have been involved on behalf of such party in connection with the consummation of the transactions contemplated by this Sublease. Sublandlord agrees to pay the commissions to Brokers pursuant to such separate agreement.

23.           Miscellaneous.

(a)    The terms, provisions, covenants and conditions contained in this Sublease shall apply to, inure to the benefit of; and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors, and permitted assigns, except as otherwise herein expressly provided.

(b)    The captions are inserted in this Sublease for convenience only and in no way define, limit, or described the scope or intent of this Sublease, or any provision hereof, nor in any way affect the interpretation of this Sublease.

(c)    Subtenant agrees, within ten (10) days after request of Sublandlord, to deliver to Sublandlord, or Sublandlord's designee, an estoppel certificate stating that this Sublease is in full force and effect, the date to which rent has been paid, the unexpired term of this Sublease, and such other matters pertaining to this Sublease as may be reasonably requested by Sublandlord or Landlord.

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(d)    This Sublease may not be altered, changed, or amended except by an instrument in writing signed by Sublandlord and Subtenant and consented to by Landlord.

(e)    Sublandlord reserves the right to amend the Lease. In the event Sublandlord amends the Lease after the execution of this Sublease, Subtenant will nevertheless be bound to Sublandlord by the terms and provisions of the Lease, as amended, unless the amendment alters the use or functionality of the Premises in the hands of the Subtenant in a material manner. If the amendment alters the use or functionality of the Premises in the hands of the Subtenant in a material manner, the Subtenant will not be bound by the amendment unless it has been approved by the Subtenant. Nothing contained herein shall amend or shall be construed or deemed to amend the Lease.

(f)    Notwithstanding any provision contained within this Sublease to the contrary, the liability of Sublandlord under this Sublease is expressly limited to Sublandlord’s interest in the Subleased Premises as it may be encumbered, and Subtenant agrees to look solely to Sublandlord’s interest in the Subleased Premises for recovery of any judgment against Sublandlord. Neither Sublandlord nor any party related to Sublandlord as officer, director, agent partner, lender or otherwise shall have any personal or corporate liability for any judgment or deficiency. Under no circumstances whatsoever shall Sublandlord or any such Sublandlord related party ever be liable hereunder for consequential damages or special damages. This section shall not limit any right of Subtenant to obtain specific performance of Sublandlord’s obligations hereunder.

(g)    Nothing contained in this Sublease will be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture, or any association between Sublandlord and Subtenant, it being expressly understood and agreed that nothing contained in this Sublease will be deemed to create any relationship between Sublandlord and Subtenant other than the relationship of sublessor and sublessee.

(h)    Sub1andlord and its representatives will have the right, with reasonable notice, to enter upon the Subleased Premises for the purpose of examining and inspecting the same; provided, however this section will not be construed as imposing any obligation upon SublandJord to inspect the Subleased Premises.

24.           Consent of Landlord.  Sublandlord's obligations under this Sublease are conditioned upon Sublandlord obtaining the consent of Landlord to the subletting provided for hereunder (the "Landlord Consent"), and in the event that Sublandlord is unable to obtain such Landlord Consent within fifteen (15) days after execution of this Sublease by Sublandlord, Sublandlord shall be entitled to terminate this Sublease. Subtenant agrees to execute and deliver to Sublandlord within three (3) days of notice by Sublandlord such documents and information as are required to obtain the Landlord Consent.

25. Notices From Landlord. Sublandlord shall provide to Subtenant, in accordance with Section 21, all notices received from Landlord, including any notices of default.

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EXECUTED as of the day and year first above written.

SUBLANDLORD:

AIR METHODS CORPORATION, a Delaware
corporation, successor by merger to OMNIFLIGHT
HELICOPTERS, INC., a Texas corporation

SUBTENANT:

Copsync,LLC.

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CONSENT OF LANDLORD

Landlord consents to the subletting of the Subleased Premises in accordance with the terms and conditions of the Sublease.

LANDLORD:

ADDISON TOWER INVESTMENT COMPANY,
LLC, a Texas limited liability company

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Exhibit A

Need copy of Master Lease
Need space plan of Premises

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Exhibit B

Scope of Work:
Sublandlord will perform the following scope of work prior to the commencement of the sublease.

1)           Install new entrance door and frame in the exterior wall of the current "Publication" room that will open to the elevator lobby. Work opening to accept herculite door. Use building provided herculite door and add header with closer, lock and bottom pivot.

2)           Remove all screws, anchors and name plates and repair the wall surface and associated holes in all such places. Touch up I repaint walls as best as possible as there are a lot of walls that need to be painted from comer to corner and some entire rooms.

3)           Install Carpet and associated padding throughout the Records room. Carpet base on walls.

4)           Remove all furniture and trash from the Premises before the Commencement Date

5)           Professionally clean the entire Premises

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